NEXTPHASE WIRELESS COMPLETES ACQUISITION OF
INTERACTIVE NETWORK SERVICES

Integration of New Jersey ISP Underway

ANAHEIM, Calif. - (MARKET WIRE) - July 23, 2007 - NextPhase Wireless, Inc. (OTCBB:NXPW), a next-generation wireless company that specializes in integrated Internet, voice and data communication, today announced that it has successfully completed the acquisition of Interactive Network Services, Inc. (INS), a Blackwood, New Jersey-based Internet Service Provider (ISP) providing primarily municipalities and more than 40 public schools in the U.S. Mid-Atlantic region with connectivity, web hosting and co-location services. Total consideration paid to the selling shareholders of INS at closing was $350,000 in cash. The ISP is expected to contribute over $500,000 in annual revenues to NextPhase, further enhance NextPhase’s positive cash flow, and be accretive to earnings.

Established in 1995, INS is a leading regional ISP that has been voted “The Best ISP in South Jersey” every year consecutively since 2000. NextPhase is retaining all current employees of INS and has begun implementing strategies to build upon INS’ existing connectivity platform through the addition of value-enhancing services not formerly offered by INS, including security, disaster recovery and network performance offerings.

“In anticipation of a successful closing, NextPhase had initiated steps to ensure the smooth and rapid integration of INS into our Company’s operating platform. Now that the acquisition is complete, we have already begun the process of rationalizing our business support requirements in that region and centralizing, as necessary, critical administrative functions to our operational support center based in Atlanta, Georgia. INS’ customers, who have long come to expect and appreciate quality customer service from INS, should not experience any disruption of service. Rather, it is our hope that they will quickly come to value NextPhase’s commitment to delivering an extended portfolio of best of breed connectivity services, as well as truly superior customer focus and attention,” stated Robert Ford, Chief Executive Officer of NextPhase.

Tom Hemingway, Chairman and COO, added, “In light of our ambitious growth strategy, this key acquisition represents an important milestone for NextPhase, helping to strengthen our East Coast presence and materially enhance our market position as an fast emerging national provider of broadband wireless (WiMAX) Internet access and turnkey wireless networks.”

About NextPhase Wireless, Inc.
With a mission to build a device-agnostic wireless broadband connectivity/content delivery platform serving all 48 contiguous U.S. states, NextPhase Wireless, Inc. is focused on delivering integrated Internet, voice, video and managed services to its fast growing customer and client base which currently numbers more than 10,000. Engaged in designing, deploying and operating its own WiMAX-ready wireless networks and providing advanced wireless technology solutions to both businesses and municipalities, the Company is currently providing wireless coverage in California and Nevada and Internet Service Provider (ISP) coverage in 19 states throughout the country. For more information, please visit http://www.npwireless.com and http://www.speedfactory.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

FOR INVESTOR RELATIONS INFORMATIONS, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist
407-585-1080 or via email at NXPW@efcg.net